SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: July 17, 2006

GTREX CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31974	13-4171971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Enterprise, Aliso Viejo, CA 92656

(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 330-7140

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

On July 17, 2006, the Board of Directors of the Company acting unanimously and after careful review and diligence, have determined that it would be in the best interests of the Company to remove Christopher Berlandier from his positions as the Company’s Chief Executive Officer, Chief Compliance Officer, President and Chairman of the Board of Directors. Mr. Berlandier will continue to serve as President of the Company’s two portfolio investments, Global Financial Exchange and Global Travel Exchange, and will remain a director of the Company.

Also, on July 17, 2006, the Board of Directors of the Company acting unanimously voted to appoint Gary Nerison, one of the Company’s Board of Directors, to serve as Interim Chairman of the Board of Directors, Interim Chief Executive Officer, Interim Chief Compliance Officer and Interim President. Mr. Nerison agreed to serve in these positions while the Company seeks to fill the vacancies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTREX CAPITAL, INC.

July 17, 2006	/s/ Gary Nerison
Date	Gary Nerison Interim Chief Executive Officer